Exhibit 10.1

Certain identified information has been excluded from this exhibit, because it is both not material and is the type that the registrant treats as private or confidential.

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made as of the 5th day of August, 2024, by and between WisdomTree, Inc., a Delaware corporation (the “Company”), and ETFS Capital Limited (formerly ETF Securities Limited), a company incorporated in Jersey with registered number 88370 and whose registered office is at Ordnance House, 31 Pier Road, St. Helier, Jersey JE2 4XW (“Seller”).

WHEREAS, on November 13, 2017, WisdomTree International Holdings Ltd, the Company (formerly known as WisdomTree Investments, Inc.) and Seller entered into a Share Sale Agreement, and a subsequent Waiver and Variation Agreement related thereto, dated April 11, 2018, which provided for, among other things, the issuance by the Company to Seller of 14,750 shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Shares”), which were issued by the Company to Seller on April 11, 2018.

WHEREAS, on April 11, 2018, Seller and the Company agreed upon certain rights and restrictions with respect to the Shares as set forth in that certain Investor Rights Agreement (the “IRA”).

WHEREAS, the Company and Seller now seek to effectuate a repurchase of all 14,750 Shares by the Company from Seller at the Aggregate Purchase Price (as defined below) and terminate the IRA based on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Purchase and Sale of the Shares.

1.1       Sale of the Shares. Subject to the terms and conditions of this Agreement, Seller shall sell to the Company at the Repurchase Closing (as defined below) the Shares at an aggregate price equal to (x) the average of the closing price per share of the Common Stock on the New York Stock Exchange on each of the Trading Days beginning with the date of this Agreement and ending with the Trading Day immediately prior to the time of the public announcement by the Company of the execution of this Agreement, multiplied by (y) 14,750,000 (the “Aggregate Purchase Price”), and the Company shall purchase the Shares from Seller at the Aggregate Purchase Price, which shall be payable by the Company to Seller at the Repurchase Closing. For purposes of clarity, (i) the parties acknowledge and agree that the date of the Repurchase Closing shall be the date on which the Company initiates the wire transfer of the Aggregate Purchase Price to Seller, and (ii) the “date of this Agreement” and similar references shall refer to the date set forth in preamble of this Agreement referenced in New York time. For the avoidance of doubt, the Company and Seller confirm and agree that the sale of the Shares hereby shall not affect the payment of the regular dividend by the Company on August 21, 2024 to the Seller as the record holder of the Shares as of August 7, 2024, which dividend relates to the quarterly period ended June 30, 2024.

1.2          Repurchase Closing. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures (or their electronic counterparts) on the date upon which each of the (i) issuance by the Company of approximately $300 million aggregate principal amount of a new series of convertible notes and (ii) the repurchase of up to 80% of the aggregate principal amount of the Company’s outstanding 5.75% Convertible Notes due 2028 (such issuance and repurchase, collectively, the “Financing Transactions”) have been completed (which time and place (each in New York time) are designated as the “Repurchase Closing”). For the avoidance of doubt, the completion of the Financing Transactions shall be a condition to the obligations of each of the Company and Seller to consummate the Repurchase Closing. The Company shall use commercially reasonable efforts to (x) publicly announce the commencement of outreach to potential purchasers of the new series of convertible notes and holders of the outstanding 5.75% Convertible Notes due 2028 with respect to the Financing Transactions on August 8, 2024 and (y) consummate the Financing Transactions by August 13, 2024, unless any of the Financing Closing Adverse Events (as defined below) shall have occurred. At the Repurchase Closing:

(a)       the Company and Seller shall instruct Continental Stock Transfer and Trust Company to transfer the Shares in electronic form to the Company;

(b)       subject to the terms and conditions of this Agreement, the Company shall pay to Seller the Aggregate Purchase Price, less any applicable withholding, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Exhibit A;

(c)       Seller shall deliver to the Company a duly executed copy of an applicable IRS Form W-8;

(d)       the Company shall deliver to Seller a certificate from the Company dated as of the date of this Agreement, in form and substance consistent with the requirements of Treasury Regulations Section 1.897-2(h), certifying that the Company is not, and was not at any time during the 5-year period ending on the date of this Agreement, a U.S. real property holding corporation, within the meaning of section 897 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, the Company shall send Seller by email a proof of mailing of such certificate to the Internal Revenue Service as required under Treasury Regulations Section 1.897-2(h)(2), no later than 20 days after the Repurchase Closing; and

(e)       Seller and the Company shall execute a Termination Agreement to terminate the IRA.

1.3          Withholding. The Company and any of its paying agents (each, the “Payor”) shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the Aggregate Repurchase Price the amounts required to be deducted and withheld under the Code, or any provision of state or local Tax law, with respect to the making of such payment and such amounts shall be treated for all purposes of this Agreement as having been paid to Seller. The Company is under no obligation to determine whether the Seller is subject to any withholding under foreign Tax Law.

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1.4          Tax Treatment. The Company and Seller intend to take the position that the purchase of the Shares pursuant to this Agreement is expected to be treated as a redemption, not equivalent to a dividend, under Section 302 of the Code, and, therefore, not subject to United States withholding under the law in effect as of the date hereof provided a complete and timely W-8 is provided by Seller before Closing.

1.5          Indemnification. Seller and its Affiliates hereby agree to indemnify and hold harmless the Company and its Affiliates from and against any Damages that are directly or indirectly suffered or incurred at any time by any of the Company or any of its Affiliates, that arise directly or indirectly from or as a result of, or are directly or indirectly related to, any Taxes, including withholding Taxes, imposed on or in connection with the payment of the Aggregate Repurchase Price to Seller hereunder.

1.6          Definitions. For purposes of this Agreement:

(a)       “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(b)       “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)       “Common Stock” means the Company’s shares of common stock, $0.01 par value per share.

(d)       “Damages” shall mean any loss, damage, injury, liability, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including cost of investigation) or expense or any nature.

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(e)       “Financing Closing Adverse Events” shall mean (i) if the Company and the Initial Purchaser execute and deliver the Purchase Agreement, and, after the date of public announcement of the Financing Transactions, there shall have occurred a Material Adverse Change (as such term may be defined in the Purchase Agreement), (ii) if any action shall have been taken or any U.S. law, statute, rule, regulation or order shall have been enacted, adopted or issued by any U.S. governmental or regulatory agency or body which would prevent the consummation of the Financing Transactions; or any injunction, restraining order or order of any other nature by any U.S. federal or state court of competent jurisdiction shall have been issued which would prevent the consummation of the Financing Transactions or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company and (iii) subsequent to the execution and delivery of the Purchase Agreement, there shall have occurred any of the following: (A) trading in any of the Company’s securities shall have been suspended or materially limited by the Securities and Exchange Commission (the “SEC”) or the New York Stock Exchange (the “NYSE”), or trading in securities generally on the NYSE, Nasdaq Global Select Market or the Nasdaq Select Stock Market shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the SEC, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (B) a banking moratorium shall have been declared by federal or New York authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (C) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (D) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the sole judgment of the Initial Purchaser, impracticable or inadvisable to proceed with transactions contemplated by the Purchase Agreement.

(f)       “Purchase Agreement” shall mean the definitive agreement by and between the Company and Oppenheimer & Co. Inc., as the initial purchaser (the “Initial Purchaser”), pursuant to which the Company agrees to sell, and the Initial Purchaser agrees to buy, a new series of convertible notes in the Financing Transactions.

(g)      “Tax” or “Taxes” shall mean any and all federal, state, provincial, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies, customs, tariffs, fees and liabilities of the same or similar nature of a tax, including taxes based upon or measured by gross receipts, income, profits, gain, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, alternative minimum, estimated, premium, goods and services, branch, capital stock, utility, net worth, stamp, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment, workers’ compensation and pension insurance), whether direct or indirect or disputed or not, together with all interest, penalties and additions imposed with respect to such amounts or such interest, penalties, or additions; provided, however, that Tax shall not include any excise Tax payable by the Company pursuant to Section 4501 of the Code and the rules and regulations thereunder.

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(h)       “Trading Day” shall mean any day on which the New York Stock Exchange is open for trading of securities, and references with respect a time before, during or after a Trading Day shall refer to New York time.

2.            Representations and Warranties of Seller. Seller hereby represents and warrants to the Company that:

2.1          Ownership of the Shares. Seller owns all right, title and interest (legal and beneficial) in and to all of the Shares being sold by Seller pursuant to this Agreement free and clear of all liens, including, but not limited to, any lien, pledge, claim, security interest, encumbrance, mortgage, assessment, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise. Seller has the full power and authority to sell, transfer, convey, assign and deliver the Shares to the Company, and upon delivery and payment of the Aggregate Purchase Price for such Shares at the Repurchase Closing, the Company shall acquire valid and unencumbered title to such Shares to be delivered by Seller hereunder.

2.2          Authorization. Seller has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated by this Agreement.

2.3          Organization. Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

2.4          Enforceability. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5          Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

2.6          Compliance with Other Instruments. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a material violation of, or default under, or acceleration of any obligation under, any instrument, judgment, order, writ, decree or contract to which Seller may be subject, or an event that results in the creation of any lien, charge or encumbrance upon the Shares being sold by Seller. As of the date of this Agreement, Seller has received all consents or waivers necessary to transfer the Shares being sold by Seller to the Company and such transfer is not subject to any right of notice, first refusal, preemptive, tag-along or drag-along right or other comparable obligations or restrictions.

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2.7          Litigation. There is no action, suit, proceeding or investigation pending or, to Seller’s knowledge, currently threatened, that questions the validity of this Agreement, or the right of Seller to enter into this Agreement or to consummate the transactions contemplated hereby.

2.8         Receipt of Information; Sophisticated Seller; Non-Reliance on the Company. Seller is a sophisticated person familiar with transactions similar to those contemplated by this Agreement. Seller has received all the information Seller considers necessary or appropriate for making an informed decision whether to enter into this Agreement and perform the obligations set forth herein. Seller hereby represents that it has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company. Seller is capable of evaluating the value of the Shares, and hereby confirms that Seller is only relying on the information contained in this Agreement and no other information, whether delivered by the Company or any other person, in making its decision to sell the Shares. Seller acknowledges that none of the Company, any Affiliate of the Company or any agent or other representative of the Company or any broker or any other person representing or purporting to represent the Company (a) is acting as a fiduciary or financial or investment advisor to Seller, nor (b) has given Seller any investment advice, opinion or other information on whether the sale of the Shares is prudent. Seller hereby acknowledges that, in full understanding of the foregoing, including the possibility that, at the present time or in the future, the Shares could be worth substantially more or less than the Aggregate Purchase Price, Seller has voluntarily entered into this Agreement and determined to sell the Shares hereunder. Seller understands that the Company will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance.

2.9          (a) Tax Matters. Seller acknowledges that there may be adverse tax consequences to Seller in consummating the sale of the Shares. Seller has either consulted with Seller’s own tax advisor regarding such tax consequences or has determined voluntarily not to do so in full understanding of the foregoing. Seller is not relying on any statements, representations or any other tax advice of the Company or any of its Affiliates, agents, employees, representatives or advisors with respect to any such tax consequences. Further, Seller agrees that Seller, and not the Company, shall be responsible for Seller’s own tax liability that may arise as a result of this Agreement or the transactions contemplated by this Agreement, including all federal, state and local income, capital gain, payroll, employment, transfer and other taxes, and any withholding taxes or related obligations (including interest and penalties) incurred with respect to payments made to Seller, and Seller acknowledges that none of the Company or any of its Affiliates, agents, employees, representatives or other advisors are providing any tax advice to Seller.

3.            Representations and Warranties of the Company. The Company hereby represents and warrants to Seller that:

3.1          Authorization. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated by this Agreement.

3.2          Organization. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

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3.3          Enforceability. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4          Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

3.5          Compliance with Other Instruments. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a material violation of, or default under, the certificate of incorporation or bylaws of the Company or any instrument, judgment, order, writ, decree or material contract known to the Company to which the assets of the Company are subject.

3.6          Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened, that questions the validity of this Agreement, or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

3.7          U.S. Real Property Holding Corporation. Neither the Company nor any of its subsidiaries is or has, in the five-year period ending on the date hereof, been a U.S. real property holding corporation within the meaning of section 897 of Code.

3.8          No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3, neither the Company nor any other person on behalf of the Company, has made any other express or implied representation or warranty, either written or oral, including, but not limited to, whether the Aggregate Purchase Price represents the fair market value of the Shares.

4.            Miscellaneous.

4.1          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.2          Governing Law; Submission to Jurisdiction. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each of the Company and Seller hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF THE COMPANY AND SELLER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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4.3          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

4.4          Amendment. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the parties hereto.

4.5          Waivers. Waiver by a party of a breach hereunder by another party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

4.6          Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth in this Section 4.6 and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by electronic mail, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by electronic mail (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission). Any party may change its address by giving notice to the other parties in the manner provided above.

The Seller:

ETFS Capital Limited

Ordnance House, 31 Pier Road

St. Helier, Jersey JE2 4XW

Attention: Graham Tuckwell

Email: [ ]

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With a copy (which shall not constitute notice) to:

White & Case LLP

5 Old Broad Street

London

EC2N 1DW

Attention: Marcus Booth

Email: [ ]

The Company:

WisdomTree, Inc.

250 West 34th Street, 3rd Floor

New York, NY 10119

Attention:	Marci Frankenthaler, Chief Legal Officer
Legal Department
E-mail:	[ ]

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Ave.

Boston, MA 02210

Attention:	Jocelyn Arel
E-mail:	[ ]

4.7          Severability. If, under applicable law, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable law in such jurisdiction; provided, that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

4.8          Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

4.9          Assignment. Neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (a) the prior written consent of the Company in the case of any assignment by Seller; or (b) the prior written consent of Seller in the case of an assignment by the Company.

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4.10        No Strict Construction. This Agreement has been prepared jointly and will not be construed against any party.

4.11        Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

4.12        Specific Performance. The Company and Seller hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or Seller, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

4.13        Entire Agreement. This Agreement (including its exhibits) constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

4.14        Expenses. The Company and Seller shall be responsible for and shall pay all costs and expenses that such party incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions hereby contemplated.

4.15        Finder’s Fee. Seller represents that it has not entered into any agreements for which the Company would be liable for finders’ fees or commissions in connection with this transaction or any other transaction contemplated by the IRA. Seller agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its directors, stockholders, employees or representatives becomes responsible as a result of Seller’s breach of this Section 4.15.

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4.16        Confidentiality. The Company and Seller each agree that neither it nor any of its Affiliates or representatives will issue any press release or public announcement or comment concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party, except: (i) and only to the extent, upon the advice of outside counsel, disclosure is required by applicable law and only to the extent required by such law (provided, that in the case of this clause (i), the party intending to make such release shall use its commercially reasonable efforts consistent with applicable law to consult with the other party in advance of such release with respect to the text thereof, only disclose the minimum amount required by law to be so disclosed, and request “confidential treatment” or similar treatment thereof), (ii)  the parties may make any disclosure (w) required to be included in its or its Affiliates’ financial statements or tax audits or other filings with governmental authorities, (x) required by periodic reporting requirements under the Securities Exchange Act of 1934 or continuous disclosure obligations under other applicable securities laws or under the rules of any securities exchange on which the securities of either party or an Affiliate of either party, as applicable, are or will be listed, (y)  to its Affiliates or its or their direct or indirect, current or prospective, investors or limited partners and/or (z) by way of any communication by either party or its Affiliates to its employees, (provided that, in the case of the foregoing clauses (y) and (z), such recipients are obligated to keep such information confidential); and (iii) disclosures made by way of any statements that are substantially similar to previous press releases, public disclosures or public statements made by the parties in compliance with this Section 4.16.

4.17        Reliance on Counsel and Advisors. Seller acknowledges that Goodwin Procter LLP is representing only the Company in this transaction. Seller further acknowledges that Seller has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Seller’s own local counsel, tax advisors and other advisors. Seller is relying solely on Seller’s own counsel and advisors and not on any statement or representation of the Company or its agents for legal, tax or other advice with respect to the transactions contemplated by this Agreement.

4.18        Termination. This Agreement shall automatically terminate and be of no further force or effect (i) on August 8, 2024 if, by 11:59 p.m. ET on such date, the Company shall not have executed a Purchase Agreement with the Initial Purchaser or (ii) on August 13, 2024 if, by 11:59 p.m. ET on such date, the Company shall not have consummated the Financing Transactions as a result of the occurrence of any of the Financing Closing Adverse Events.

4.19        SEC Reports. With a view to making available to Seller the benefits of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and any other rule or regulation of the SEC that may at any time permit Seller to sell shares of Common Stock (“Common Shares”) then held thereby to the public without registration, the Company agrees to at any time that it is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)       use commercially reasonable efforts to file with the SEC in a timely manner, which shall be deemed to include any filing within any grace or extension period provided by Rule 12b-25 under the Exchange Act, all reports and other documents required of the Company under the Exchange Act; and

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(b)       furnish to Seller, so long as Seller owns any Common Shares, forthwith upon request (i) a written statement by the Company indicating whether it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Seller of any rule or regulation of the SEC (exclusive of Rule 144A promulgated under the Securities Act) which permits the selling of any Common Shares without registration.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed and delivered this Stock Repurchase Agreement as of the date first written above.

SELLER:

ETFS CAPITAL LIMITED

By: /s/ Graham Tuckwell
Name: Graham Tuckwell
Title: Chairman

COMPANY:

WISDOMTREE, INC.

By: /s/ Jonathan Steinberg
Name: Jonathan Steinberg
Title: Chief Executive Officer

[Signature Page to Stock Repurchase Agreement]

Exhibit A

Wire Transfer Instructions of Seller

[ ]